Exhibit 99

Joint Filer Information

Name:      Trimaran Fund II, L.L.C.

Address:         622 Third Avenue, 35th Floor
 New York, NY 10017

Designated Filer:  Trimaran Investments II, L.L.C.

Issuer & Ticker Symbol: Reddy Ice Holdings, Inc. (FRZ)

Date of Earliest
Transaction Required
to be Reported:  5/30/06

Signature:  /s/ Mark Steffek
           Name: Mark Steffek
Title: Attorney-In-Fact
for TRIMARAN FUND II, L.L.C.

Name:   Trimaran Capital, L.L.C.
Address:     622 Third Avenue, 35th Floor
New York, NY 10017

Designated Filer:  Trimaran Investments II, L.L.C.

Issuer & Ticker Symbol: Reddy Ice Holdings, Inc. (FRZ)

Date of Earliest
Transaction Required
to be Reported:  5/30/2006

Signature:  /s/ Mark Steffek
Name: Mark Steffek
Title: Attorney-In-Fact
for TRIMARAN CAPITAL, L.L.C.

Name:   Trimaran Parallel Fund II, L.P.

Address:   622 Third Avenue, 35th Floor
New York, NY 10017

Designated Filer:  Trimaran Investments II, L.L.C.

Issuer & Ticker Symbol: Reddy Ice Holdings, Inc. (FRZ)

Date of Earliest
Transaction Required
to be Reported:  5/30/2006

Signature:  /s/ Mark Steffek
Name: Mark Steffek
Title: Attorney-In-Fact
for TRIMARAN PARALLEL FUND II, L.P.

Name:   CIBC Employee Private Equity Fund (Trimaran) Partners

Address:   622 Third Avenue, 35th Floor
New York, NY 10017

Designated Filer:  Trimaran Investments II, L.L.C.

Issuer & Ticker Symbol: Reddy Ice Holdings, Inc. (FRZ)

Date of Earliest
Transaction Required
to be Reported:  5/30/2006

Signature:  /s/ Mark Steffek
Name: Mark Steffek
Title: Attorney-In-Fact
for CIBC EMPLOYEE PRIVATE EQUITY FUND (TRIMARAN) PARTNERS

Name:   CIBC Capital Corporation

Address:   622 Third Avenue, 35th Floor
New York, NY 10017

Designated Filer:  Trimaran Investments II, L.L.C.

Issuer & Ticker Symbol: Reddy Ice Holdings, Inc. (FRZ)

Date of Earliest
Transaction Required
to be Reported:  5/30/2006

Signature:  /s/ Mark Steffek
Name: Mark Steffek
Title: Attorney-In-Fact
for CIBC CAPITAL CORPORATION